EXHIBIT 99.1

Cosmos Health Reports Record Q3 2025 Results with All-Time High Revenue, Gross Profit and Gross Margin; Revenue Up 38% to $17.1M, Gross Profit Up 116% to $2.6M, Adjusted EBITDA Up 74%, Cash Position Up to $4.63M from $0.66M

CHICAGO, IL / GLOBE NEWSWIRE / November 17, 2025 /Cosmos Health Inc. ("Cosmos Health" or the “Company”)(NASDAQ:COSM), a diversified, vertically integrated global healthcare group, today reported financial results for the third quarter and nine-month period ended September 30, 2025.

Financial Highlights for the Three and Nine Months Ended September 30, 2025

Income Statement

Cosmos Health delivered a record quarter, achieving the highest revenue, gross profit, and gross margin in its history, along with a significant improvement in adjusted profitability. These results were driven by record-breaking performance across all core business segments, including the continued ramp-up of the contract manufacturing division at Cana Laboratories (“Cana”), strong sales through Decahedron in the United Kingdom, robust growth in the CosmoFarm distribution business supported by higher volumes and an expanding pharmacy network, as well as the global expansion of its proprietary brands, including Sky Premium Life and C-Sept/C-Scrub.

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Revenue for Q3 2025 was $17.11 million, an increase of 38% from $12.41 million in Q3 2024, marking a new all-time high and reflecting significant growth across all core divisions. For the nine months ended September 30, 2025, revenue totalled $45.57 million, up 13% from $40.20 million in the prior-year period.

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Gross profit increased 116% in Q3 2025 to $2.60 million, compared to $1.21 million in Q3 2024, the highest quarterly gross profit in Company history. For the nine-month period, gross profit rose 76% to $5.82 million, compared to $3.31 million in the prior-year period.

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Gross margin expanded to a record 15.21%, compared with 9.72% a year earlier, an improvement of 549 basis points, driven by improved efficiencies and a stronger sales mix, including increased contributions from higher-margin nutraceuticals and contract manufacturing divisions. On a nine-month basis, gross margin increased to 12.76%, up from 8.23% last year, an improvement of 453 basis points.

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Total operating expenses were $4.42 million in Q3 2025, compared with $3.45 million in Q3 2024, reflecting strategic investments in talent and new hires, from managerial executives to sales staff and scientific personnel, following the expansion of operations to support long-term growth. For the nine-month period, total operating expenses were $11.11 million, compared with $9.89 million last year.

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Income from operations (loss) improved to ($1.82 million), compared with ($2.24 million) in Q3 2024, as revenue growth outpaced the increase in expenses. For the nine-month period, operating loss narrowed to ($5.30 million), compared with ($6.58 million) in the prior year.

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Net income (loss) was ($5.35 million) in Q3 2025, compared with ($2.18 million) in Q3 2024, primarily reflecting non-cash charges related to derivatives, convertible notes, and foreign-currency transactions. For the nine-month period, net loss was ($8.99 million), compared with ($6.64 million) in the prior-year period.

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Adjusted EBITDA (loss) improved 74% to ($0.19 million), from ($0.70 million) in Q3 2024, driven by stronger gross profitability and adjustments for unfavourable non-cash movements related to derivatives, convertible notes, and foreign-currency transaction effects. On a nine-month basis, Adjusted EBITDA (loss) improved 55% to ($1.11 million), compared with ($2.44 million) in the prior year.

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Adjusted net income (loss) narrowed to ($0.85 million) in Q3 2025, versus ($0.88 million) in Q3 2024, and improved to ($2.35 million) for the nine-month period, compared with ($3.13 million) last year.

•	Net income (loss) per share improved to $(0.17) in Q3 2025 from $(0.45) in Q3 2024, and for the nine-month period improved to $(0.32) from $(0.72) last year.

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Adjusted EPS improved to $(0.02) in Q3 2025 from $(0.34) in Q3 2024, and turned positive to $0.02 for the nine-month period, compared with $(0.53) last year, driven by favourable foreign-currency translation effects.

Balance Sheet

Cosmos Health maintained a strong financial foundation, expanding its asset base and enhancing liquidity. The Company ended the quarter with a solid cash position to support growth initiatives and sustained disciplined capital management, while further strengthening and diversifying its balance sheet through the addition of Ethereum (ETH) holdings under its $300 million digital financing facility.

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Total assets increased to $69.49 million, up from $61.84 million as of June 30, 2025, reflecting enhanced liquidity, higher inventory levels to support increased sales activity, and a diversified asset base supported by a solid real-estate and intellectual-property portfolio.

○	The Company ended the quarter with cash and cash equivalents of $4.63 million, up sharply from $0.66 million as of June 30, 2025, reflecting a significant improvement in financial flexibility.

○	Inventory increased to $5.68 million, up from $5.11 million as of June 30, 2025, reflecting higher product volumes to support expanded sales activity, including CosmoFarm’s addition of new pharmacies to its network.

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Total liabilities were $46.36 million, compared with $35.65 million as of June 30, 2025, reflecting the strategic utilisation of the $300 million financing facility to support digital asset investments and provide additional working capital for growth initiatives.

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Stockholders’ equity totalled $23.13 million, compared with $26.23 million as of June 30, 2025, while the liabilities-to-assets ratio remained at 67%, underscoring disciplined capital management and a balanced approach to growth.

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Q3 2025 Company Highlights

•	Secured a $300 million digital financing facility and commenced Ethereum purchases, strengthening long-term diversification and balance sheet resilience.

•	CEO Greg Siokas issued a letter to shareholders, outlining the Company’s strategy to build a global healthcare powerhouse through digital transformation, U.S. expansion, and innovation.

•	Signed a contract manufacturing agreement with Medical Pharmaquality for the production of 3 million MYCOFAGYL pessaries annually, expanding the pharmaceutical portfolio into the gynaecology segment.

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Commenced U.S. operations for the Sky Premium Life brand, with all products manufactured locally in GMP-certified, FDA-registered, and UL-audited facilities, underscoring the Company’s commitment to quality and compliance while reducing tariff exposure and cross-border logistical risks.

•	Expanded Sky Premium Life across the GCC region, entering Oman through an exclusive distribution agreement with Scientific Pharmacy and securing an initial purchase order of 42,000 units.

Greg Siokas, CEO of Cosmos Health, stated: “This was a defining quarter for Cosmos. We not only achieved record revenue and gross profit, but also secured a game-changing $300 million financing facility, enabling us to build a substantial digital assets portfolio and accelerate our long-term strategy to strengthen our core operations and expand our global footprint.

Each of our core businesses continues to gain momentum. Cana Laboratories delivered record results, supported by a growing backlog of contract manufacturing agreements. Our UK subsidiary, Decahedron, also delivered record performance, while our CosmoFarm distribution business continued its record-breaking trajectory, serving a larger network of pharmacies and achieving stronger volumes. At the same time, our Sky Premium Life nutraceutical brand continues to expand internationally, and our R&D division is advancing several promising projects powered by Cloudscreen, our proprietary drug-repurposing AI platform, alongside increased investment in patents and intellectual property.

These achievements highlight the strength of our business model and the depth of our portfolio. Looking ahead, we remain focused on growth, disciplined execution, continued margin expansion, and leveraging our diversified global platform to deliver sustainable, long-term value for our shareholders. In fact, our trajectory heading into Q4 2025 is even stronger, and we are excited for what lies ahead.”

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UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(in $)
GAAP - Figures
REVENUE	17,110,425	12,411,048	45,568,655	40,202,238
GROSS PROFIT	2,602,618	1,206,862	5,816,231	3,307,736
TOTAL OPERATING EXPENSES	4,421,333	3,446,726	11,113,410	9,885,734
GAIN (LOSS) FROM OPERATIONS	(1,818,715)	(2,239,864)	(5,297,179)	(6,577,998)
NET INCOME (LOSS)	(5,352,890)	(2,182,534)	(8,999,055)	(6,639,935)

NON-GAAP Figures*
ADJUSTED EBITDA	(185,014)	(698,907)	(1,107,720)	(2,436,820)
ADJUSTED NET INCOME (LOSS)	(854,164)	(880,336)	(2,352,791)	(3,129,367)

(*) See "Definitions of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Definitions of Non-GAAP Measures

We collect and analyse operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. Therefore, these non-GAAP financial measures are presented here. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.

Adjusted EBITDA

We define Adjusted EBITDA as Income (Loss) before Income Taxes, excluding (i) depreciation and amortization expense, (ii) interest income (expense), (iii) non-cash interest expense, (iv) stock-based compensation expense, (v) non-recurring and extraordinary items (vi) other income (expense), net, (vii) gain (loss) on equity investments, net, (viii) gain on extinguishment of debt, (ix) change in fair value of derivative liability (x) foreign currency transaction, net, and (xi) prior years bad debt allowances.

We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary items.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

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Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above) adding provision for income taxes and deducting interest expense.

Adjusted Net Income has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted EBITDA & Adjusted Net Income (Loss) to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(in $)
INCOME (LOSS) BEFORE INCOME TAXES	(5,352,890)	(2,182,534)	(8,999,055)	(6,639,935)
Adjustments (add back):
Depreciation and amortization expense	377,911	304,139	1,052,212	937,000
Interest (income) / expense, net	669,150	181,429	1,245,071	692,547
Non-cash interest expense	201,447	-	364,550	-
EBITDA	(4,104,382)	(1,696,966)	(6,337,222)	(5,010,388)
Non-recurring and extraordinary items	584,490	712,772	1,109,203	1,786,788
Stock based compensation	570,602	422,811	1,730,233	1,103,200
Other (income) / expense, net	5,577	1,921	115,904	(160,598)
(Gain) / loss on equity investments, net	(2,998)	(428)	(8,779)	(2,518)
Change in FV of derivatives & convertible notes	2,489,817	-	2,629,409	-
Gain/(Loss) on digital assets	(57)	-	(57)	-
Foreign currency transaction, net	271,937	(139,016)	(346,411)	(158,463)
Other provisions non-cash	-	-	-	5,159
ADJUSTED EBITDA	(185,014)	(698,907)	(1,107,720)	(2,436,820)
Interest income / (expense), net	(669,150)	(181,429)	(1,245,071)	(692,547)
ADJUSTED NET INCOME (LOSS)	(854,164)	(880,336)	(2,352,791)	(3,129,367)

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CONDENSED CONSOLIDATED BALANCE SHEET DATA

	September 30, 2025	June 30, 2025	March 31, 2025
(in $)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash & cash equivalents, including restricted cash	4,633,660	655,503	742,881
Inventory	5,683,662	5,110,947	4,736,222
Accounts receivable, prepaid expenses and other current assets	25,952,190	23,364,563	20,930,780
Property and equipment, net	10,664,820	10,820,391	10,016,068
Goodwill and intangible assets, net	7,960,633	8,225,361	7,802,529
Loans receivable	7,666,483	7,687,049	7,238,494
Other noncurrent assets	6,931,310	5,971,746	5,724,970
TOTAL ASSETS	69,492,758	61,835,560	57,191,944

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	15,198,777	13,826,618	12,542,708
Other current liabilities	5,505,549	4,473,783	3,963,167
Lines of credit	7,584,786	8,161,845	7,305,377
Notes payable	15,956,667	6,807,421	4,863,275
Other non-current and finance/lease liabilities	2,112,095	2,383,509	2,565,705
Stockholders' and mezzanine equity	23,134,885	26,182,384	25,951,712
TOTAL LIABILITIES AND STOCKHOLDERS'/MEZZANINE EQUITY	69,492,758	61,835,560	57,191,944

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www. skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine on the Company’s business, operations, and the economy in general; and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those anticipated. Readers are encouraged to review the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of any new information, future events, or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

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